UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2014

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 7, 2014, Sysco Corporation issued a press release, announcing the senior leaders who will guide the company upon completion of its proposed merger with US Foods. It is anticipated that the Sysco Board of Directors will appoint the following officers of the company, upon closing of the merger, to report to Sysco President and Chief Executive Officer Bill DeLaney:

•	Tom Bené, who joined Sysco in 2013, will lead all of Sysco’s domestic and international operations.

•	Scott Charlton, who joined Sysco in 2013, will lead end-to-end supply chain operations, which includes warehousing, inbound and outbound transportation, and replenishment.

•	Chris Kreidler, who joined Sysco in 2009, will lead the finance function, which includes treasury, accounting, and investor relations, as well as the integration activities of Sysco and US Foods.

•	Russell Libby, who joined Sysco in 2007, will lead corporate affairs, including legal, government relations and communications, business development, enterprise risk management, compliance, corporate social responsibility, and workplace safety.

•	Paul Moskowitz, who joined Sysco in 2011, will lead human resources, including talent management, talent acquisition, payroll, and labor relations.

•	Pietro Satriano, who joined US Foods in 2011, will lead merchandising and marketing, which includes product development and innovation, food safety, and quality assurance.

•	Stuart Schuette, a 23-year industry veteran and long-time US Foods executive, will lead sales, which includes the following corporate-managed customers: restaurants, healthcare, travel and leisure, and foodservice management. He will also lead the establishment of a Sales Development & Strategy function for the business and collaborate closely with Tom Bené to effectively transition US Foods’ operations and customer base to Sysco.

•	Wayne Shurts, who joined Sysco in 2012, will lead business technology, which includes developing the technology and systems vital to integrate Sysco and US Foods. He will also continue to oversee the deployment of Sysco’s enterprise platform and develop additional customer-facing business solutions.

In addition, Sysco announced that the FTC’s review of the Sysco-US Foods proposed merger continues to proceed as expected. It is anticipated that the transaction will close either late in the third quarter or during the fourth quarter of this calendar year.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2014	US FOODS, INC.

	By:	/s/ Fareed Khan
Fareed Khan Chief Financial Officer